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As filed with the Securities and Exchange Commission on October 4, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QRS CORPORATION
(Exact name of Company as specified in its charter)

Delaware	68-0102251
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1400 Marina Way South
Richmond, California 94804
(Address of principal executive offices)

QRS CORPORATION
1993 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the plan)

Leonard R. Stein
Senior Vice President,
General Counsel and Secretary
QRS Corporation
1400 Marina Way South
Richmond, California 94804
(Name and address of agent for service)

(510) 215-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE CHART

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Stock Options and Common Stock, $0.001 par value	750,000 Shares	$6.545	$4,908,750.00	$451.60

(1)
This Registration Statement shall also cover any additional shares of the Company's Common Stock which become issuable under the Company's 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of Company's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Company's Common Stock on September 30, 2002 as reported by the Nasdaq National Market.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        QRS Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Company's Annual Report for the fiscal year ended December 31, 2001 on Form 10-K, filed with the Commission on March 21, 2002, together with Amendment No. 1 on Form 10-K/A, filed with the Commission on March 29, 2002;

  (b)
  The Company's Quarterly Reports on Form 10-Q, filed with the Commission on May 15, 2002, for the period ended March 31, 2002, and on August 14, 2002, for the period ended June 30, 2002; and

  (c)
  The Company's Registration Statement No. 0-21958 on Form 8-A filed with the Commission on June 18, 1993, together with Amendment No. 1 on Form 8-A/A filed with the Commission on October 4, 2002, and including any other amendments or reports filed for the purpose of updating such description, in which the terms, rights and provisions applicable to the Company's Common Stock are described.

        All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The Company is not incorporating by reference any information that would not otherwise be deemed to be filed for purposes of Section 18 of the Exchange Act, including certifications furnished to satisfy the Company's obligations under Regulation FD.

Item 4.    Description of Securities

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel

        Not Applicable.

Item 6.    Indemnification of Directors and Officers

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages for breach of the directors' fiduciary duty, except for liability relating to (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividends or unlawful stock purchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law, or (iv) any

transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize, with stockholder approval, further reductions in the liability of the directors of a corporation for breach of fiduciary duty, then the liability of the directors of the Company shall be so reduced.

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under certain circumstances under the Exchange Act. The Company's Bylaws provide that the Company shall indemnify its directors to the fullest extent permitted by law, and permits the Company's Board of Directors to indemnify its other officers and employees made a party to an action, suit or proceeding by reason of such position. The Company has entered into an indemnification agreement with certain of its directors under which the Company has agreed to indemnify such directors against expenses and losses incurred for claims brought against them by reason of being a director of the Company. The Company has obtained directors' and officers' liability insurance, and expects to continue to carry such insurance following this offering.

Item 7.    Exemption from Registration Claimed

        Not Applicable.

Item 8.    Exhibits

EXHIBIT NUMBER	EXHIBIT
4
Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-21958 on Form 8-A, as amended by Amendment No. 1 on Form 8-A/A, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5).
24	Power of Attorney. Reference is made to page II-5 of the Registration Statement.

Item 9.    Undertakings

1.
The undersigned Company hereby undertakes:

(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that clauses (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;

  (b)
  that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 4th day of October, 2002.

QRS CORPORATION
By:	/s/ ELIZABETH A. FETTER Elizabeth A. Fetter President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signatures appears below hereby constitutes and appoints Elizabeth A. Fetter and John C. Parsons, Jr., and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and each or any one of them, determine may be necessary or advisable or required to enable QRS Corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ELIZABETH A. FETTER Elizabeth A. Fetter	President, Chief Executive Officer and Director (Principal Executive Officer)	October 4, 2002
/s/ JOHN C. PARSONS, JR. John C. Parsons, Jr.	Senior Vice President Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2002
/s/ GARTH SALONER Garth Saloner	Chairman of the Board of Directors	October 4, 2002

/s/ PETER R. JOHNSON Peter R. Johnson	Director	October 4, 2002
/s/ JOHN P. DOUGALL John P. Dougall	Director	October 4, 2002
/s/ GAREN K. STAGLIN Garen K. Staglin	Director	October 4, 2002
/s/ PHILIP SCHLEIN Philip Schlein	Director	October 4, 2002
/s/ PATRICK S. JONES Patrick S. Jones	Director	October 4, 2002

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-21958 on Form 8-A, as amended by Amendment No. 1 on Form 8-A/A, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5).
24	Power of Attorney. Reference is made to page II-5 of the Registration Statement.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX